UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 17, 2012

Circle Entertainment Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33902	36-4612924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Madison Avenue, 15th Floor, New York, New York		10022
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-796-8174

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

(a) Loans.

On August 16 through August 17, 2012, certain of the directors, executive officers and greater than 10% stockholders of Circle Entertainment Inc. (the "Company") made unsecured demand loans (the "Loans") to the Company totaling $400,000, bearing interest at the rate of 6% per annum.

The foregoing description of the Loans is not complete and is qualified in its entirety by reference to the full text of the form of Promissory Note which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Company intends to use the proceeds from the Loans to fund working capital requirements and for general corporate purposes. Because certain of the directors, executive officers and greater than 10% stockholders of the Company made the Loans, a majority of the Company’s independent directors approved the transaction.

(b) Termination and Settlement Agreement.

On August 23, 2012, a Termination and Settlement Agreement was entered into by the Company, terminating the Exclusive License Agreement (the "Original License Agreement") and the Development Agreement (together with the Original License Agreement, the "Original Agreements") between Circle Entertainment SV-I, LLC, the Company’s wholly owned subsidiary ("Circle"), US ThrillRides, LLC ("USTR") and William J. Kitchen ("Kitchen") relating to the SkyView™ technology. The principal terms of the Termination and Settlement Agreement are as follows:

1. The parties to the Original Agreements have released each other from all obligations thereunder.

2. Circle (including, among others, its affiliates, sublicensees and assigns) will have the right, but not the obligation, to use the SkyView™ escape technology in as many as four (4) wheel amusement rides: one in Orlando, Florida and three (3) others at sites to be designated within 36 months. Each designated site will be protected by a 100 mile geographic radius against competing wheel amusement rides affiliated with Kitchen/USTR (as wells as their affiliates, successors, assigns and other specified persons).

3. To the extent that there are any improvements made in the escape system (which may be used exclusively for that purpose), Kitchen will be the owner of such improvements.

4. Circle has paid $290,000 towards legal fees purportedly due under the Original Agreements in connection with protecting Kitchen’s intellectual property through patent filings and certain pending third party litigation and will be required to pay up to an additional $150,000 for related legal fees incurred by Kitchen. Circle has also paid $40,000 to reimburse Kitchen/USTR for expenses incurred by them under the Original License Agreement.

5. Circle will pay Kitchen a one-time $4 million royalty upon the earlier of (x) the closing of a loan or financing for Circle’s pending Orlando, Florida project or (y) December 31, 2012, and will continue paying $55,000 per month to Kitchen/USTR under the Original License Agreement until the $4 million royalty is paid. Fifty percent (50%) of each $55,000 monthly payment will be credited against the $4 million royalty, as long as the $4 million royalty is paid timely. If no loan or financing for the Orlando, Florida project has been closed by September 30, 2012, Circle needs to advance $250,000 against the $4 million royalty.

6. Circle will provide a letter of support to Kitchen/USTR in certain pending third party litigation relating to the SkyView™ technology.

The Original Agreements are described in note 13 to the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The foregoing description of the Termination and Settlement Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Termination and Settlement Agreement which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is incorporated by reference from Item 1.01(a) above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2012, Robert Sudack, an independent member of the Company’s board of directors, passed away.

On August 23, 2012, the Company’s board of directors reduced the number of directors from seven to six to eliminate the vacancy created by the death of Mr. Sudack.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No. Description
10.1 Form of Promissory Note

10.2 Form of Termination and Settlement Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Circle Entertainment Inc.

August 23, 2012	By:	Mitchell J. Nelson

Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Form of Promissory Note
10.2	Form of Termination and Settlement Agreement